                                                                      Exhibit 25
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
             OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                        PNC BANK, NATIONAL ASSOCIATION
              (Exact Name of Trustee as Specified in its Charter)

                                NOT APPLICABLE
                       (Jurisdiction of incorporation or
                   organization if not a U.S. national bank)

                                  25-1146430
                     (I.R.S. Employer Identification No.)

                                 One PNC Plaza
                   FifthAvenue and Wood Street, Pittsburgh,
                   Pennsylvania 15222 (Address of principal
                         executive offices - Zip code)

        Allan K. Poust, Vice President, PNC Bank, National Association
       27th Floor, One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2602
                                (412) 762-2838
           (Name, address and telephone number of agent for service)

                         THE MULTICARE COMPANIES, INC.
              (Exact name of obligor as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  22-3152527
                     (I.R.S. Employer Identification No.)

                             433 Hackensack Avenue
                         Hackensack, New Jersey 07601
              (Address of principal executive offices - Zip code)

                     9% Senior Subordinated Notes Due 2007
                      (Title of the indenture securities)
--------------------------------------------------------------------------------

Item 1.  General information.

         Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising
                      authority to which it is subject.

                      Comptroller of the Currency              Washington, D.C.
                      Federal Reserve Bank of Cleveland        Cleveland, Ohio
                      Federal Deposit Insurance Corporation    Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                      Yes.  (See Exhibit T-1-3)


Item 2.  Affiliations with obligor and underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                  Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

Item 3 through Item 14.

         The issuer currently is not in default under any of its outstanding securities for which PNC Bank is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form T-1 General Instructions B.

Item 15.  Foreign trustee.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

                  Not applicable (trustee is not a foreign trustee).


Item 16.  List of exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         Exhibit T-1-1  -  Articles of Association of the trustee, as presently in effect.

         Exhibit T-1-2  -  Copy of Certificate of the Authority of the Trustee
                           to Commence Business, filed as Exhibit 2 to Trustee's Statement of Eligibility and
                           Qualification, Registration No. 2-58789 and incorporated herein by reference.

         Exhibit T-1-3  -  Copy of Certificate as to Authority of the Trustee
                           to Exercise Trust Powers, filed as Exhibit 3 to Trustee's Statement of Eligibility and
                           Qualification, Registration No. 2-58789, and incorporated herein by reference.

         Exhibit T-1-4  -  The By-Laws of the trustee, filed as Exhibit 4 to
                           Trustee's Statement of Eligibility and
                           Qualification, Registration No. 333-28711 and incorporated herein by reference.

         Exhibit T-1-5  -  The consent of the trustee required by Section 321(b of the Act.

         Exhibit T-1-6  -  The copy of the Balance Sheet taken from the latest
                           Report of Condition of the trustee published in response to call made by Comptroller of the Currency under Section 5211 U.S. Revised Statutes.


                                     NOTE

    The answers to this statement, insofar as such answers relate to (a) what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of the obligor, or are affiliates or directors or executive officers of the obligor, and (b) the voting securities of the trustee owned beneficially by the obligor and each director and executive officer of the obligor, are based upon information furnished to the trustee by the obligor and also, in the case of (b) above, upon an examination of the trustee's records. While the trustee has no reason to doubt the accuracy of any such information furnished by the obligor, it cannot accept any responsibility therefor.




                          --------------------------

                        Signature appears on next page

                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh and Commonwealth of Pennsylvania on January 12, 1998.

                                             PNC BANK, NATIONAL ASSOCIATION
                                             (Trustee)


                                             By /s/ Allan K. Poust
                                                ------------------------
                                                    Allan K. Poust
                                                    Vice President

                                                                   EXHIBIT T-1-1



                             ARTICLES OF ASSOCIATION
                         PNC BANK, NATIONAL ASSOCIATION
                 (Amended and Restated as of September 15, 1997)

         FIRST: The title of this Association shall be "PNC Bank, National Association."

         SECOND: The main office of the Association shall be in the City of Pittsburgh, Allegheny County, Pennsylvania. The general business of the Association shall be conducted at its main office and its branches.

         THIRD: The Board of Directors of the Association shall consist of not fewer than five (5) nor more than twenty-five (25) persons, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by a resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each Director shall own such minimum qualifying equity interest in the ultimate parent bank holding company of the Association as shall be required from time to time by applicable law or regulation. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors, within the limits then specified by law.

         A majority of the Board of Directors then in office shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board.

         FOURTH: The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors. Any action which may be taken at a meeting of the shareholders of the Association may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all the shareholders who would be entitled to vote at a meeting for such purpose.

         Terms of Directors, including Directors selected to fill vacancies, shall expire at the regular meeting of shareholders at which Directors are elected, unless a Director resigns or is removed from office prior to the date of such meeting.

         Despite the expiration of a Director's term, the Director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of Directors and his or her position is eliminated.

         A Director may resign at any time by delivering written notice to the Board of Directors, its Chairman, or to the Association's Secretary, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

         FIFTH: The amount of the authorized capital stock of the Association shall be Two Hundred Eighteen Million Nine Hundred Eighteen Thousand, Five Hundred and Seventy Dollars ($218,918,570), divided into 6,735,956 shares of common stock of the par value of Thirty-Two Dollars and Fifty Cents ($32.50) each, but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

         No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

         The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.
         SIXTH: The Board of Directors shall appoint one of its members

President of the Association who shall be Chairman of the Board; but the Board of Directors may appoint a Director, in lieu of the President, to be Chairman of the Board, who shall perform such duties as may be designated by the Board of Directors. The Board of Directors shall have the power to appoint one or more Vice Presidents of various ranks; to appoint a Cashier, a Secretary, and such other officers and employees as may be required or deemed advisable to transact the business of the Association; to fix the salaries to be paid such officers and employees; to dismiss at its pleasure such officers and employees and to appoint others to take their place.

         The business and affairs of the Association shall be managed by or under the direction of the Board of Directors. The Board of Directors shall have the power to define the duties of officers and employees of the Association and to require adequate bonds from them for the faithful performance of their duties; to make all By-Laws and adopt all resolutions that may be lawful for the general regulation of the business of the Association and the management of its affairs, including but not limited to, the manner of election or appointment of Directors, officers, or employees and the appointment of judges of election, and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform. Notwithstanding any provision of this or any other Article, the Board of Directors may delegate to the management of the Association such authorities and powers as the Board of Directors deems advisable from time to time, to the fullest extent permitted by applicable laws, regulations, and safe and sound banking practices.

         SEVENTH: (a) Subject to any prohibitions or limitations set forth in sections (b) and (g) of this Article or the Association's By-Laws, the Association may indemnify or reimburse any Director, officer, or employee for, or advance amounts in payment of, any expenses actually and reasonably incurred in any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative, to which such individual was or is a party or a potential party by reason of his or her performance of official duties on behalf of or at the request of the Association. Such duties shall specifically include, but not be limited to, service performed at the request of the Association as a representative of a domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise. For purposes of this Article, "expenses" shall include, but not be limited to, attorneys' fees and costs, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement.

                  (b) Notwithstanding any provision of this Article or the Association's By-Laws, the following prohibitions and limitations shall apply:
(i) No indemnification
shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court of competent jurisdiction to have constituted willful misconduct or recklessness; (ii) No indemnification shall be made for any expenses incurred in an administrative proceeding or civil action instituted by a federal banking agency which proceeding or action results in a final order or settlement pursuant to which the Director, officer or employee is assessed a civil money penalty; removed from office or prohibited from participating in the conduct of the Association's affairs; or is required to cease and desist from or take any affirmative action described in Section 8(b) of the Federal Deposit Insurance Act with respect to the Association; (iii) The Association may advance expenses to a Director, officer or employee in connection with an action or proceeding under 12 U.S.C. ss.ss.164 or 1818 only if the Board of Directors has first made such determinations and findings and otherwise satisfied such procedural requirements, if any, as may be specified by rule, regulation, advice, or guidance issued by a federal banking agency having jurisdiction over the Association; (iv) Any advance of expenses must be subject to a written and legally binding agreement which specifies, at a minimum, that reimbursement to the Association of expenses advanced (including expenses already paid) shall be required if and to the extent that: (a) the expenses are not covered by any insurance policy or fidelity bond purchased by the Association or its holding company; (b) the Board of Directors finds that the Director, officer, or employee willfully misrepresented factors relevant to the Board's decision to advance expenses; or (c) for any other reason the expenses advanced subsequently become prohibited indemnification payments, as defined in 12 C.F.R. ss.359.1(1); and (v) No indemnification shall be made with respect to amounts provided for by any compromise settlement unless such settlement shall have been approved by a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, or proceeding, constituting a majority of the whole number of Directors.

                  (c) The Association may provide for the payment of reasonable premiums for insurance policies or fidelity bonds covering the payment of expenses and the liabilities of its Directors, officers, and employees, provided that no such insurance or fidelity bond coverage may be purchased for a final order assessing any judgment or civil money penalty against such individuals in an administrative proceeding or civil action commenced by a federal banking agency.

                  (d) Any amendment or repeal of this Article, or the adoption of any other provision of the Articles of Association or By-Laws which has the effect of increasing the liability of the Association's Directors, officers, and employees shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provisions.

                  (e) The Board of Directors may adopt By-Law provisions consistent with this Article and may limit the classes of individuals to whom this Article shall apply. In the event of any inconsistency or conflict between this Article and such By-Law provisions, this Article shall control; provided, that a By-Law provision limiting the classes of individuals to whom this Article shall apply shall not be deemed to be such an inconsistency or conflict.

                  (f) The rights of indemnification or reimbursement provided for in this Article shall not be exclusive of other rights, if any, to which such Directors, officers, or employees, or their personal representatives, may be entitled as a matter of Pennsylvania law.

                  (g) Notwithstanding any other provision of this Article or the Association's By-Laws, the Association shall not make or agree to make any prohibited indemnification payment, as defined in 12 C.F.R. ss.359.1(1).

         EIGHTH: The Board of Directors shall have the power, without the approval of the shareholders, to change the location of the main office to any other place within the limits of the City of Pittsburgh, Allegheny County, Pennsylvania, and to establish or change the location of any branch or branches of the Association subject to the approval of the Comptroller of the Currency.

         NINTH: The corporate existence of the Association shall continue until terminated in accordance with the laws of the United States.

         TENTH: The Board of Directors of the Association, or any three (3) or more shareholders owning, in the aggregate, not less than ten (10%) percent of the stock of the Association, may call a special meeting of the shareholders at any time. Unless otherwise provided by the laws of the United States or duly waived, a notice of the time, place, and purpose of every annual and every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of the Association.

         ELEVENTH: These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

         TWELFTH: Honorary or advisory directors, without voting power or power of final decision in matters concerning the business of the Association, may be appointed by resolution of a majority of the full Board of Directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of Directors of the Association or the presence of a quorum in connection with any Board action and shall not be required to own a qualifying equity interest. Honorary or advisory directors may be appointed to one or more advisory boards of directors of the Association, to serve upon such terms and conditions as may be specified by the Board of Directors, or the Association's By-Laws.

                                                                   EXHIBIT T-1-5


                              CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed issuance by The Multicare Companies, Inc., of its 9% Senior Subordinated Notes Due 2007, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                                 PNC BANK, NATIONAL ASSOCIATION
                                                 (Trustee)


                                                 By /s/ Allan K. Poust
                                                    ------------------------
                                                        Allan K. Poust
                                                        Vice President


Dated: January 12, 1998

                                                                   EXHIBIT T-1-6



                          SCHEDULE RC - BALANCE SHEET
                                     FROM
                              REPORT OF CONDITION
              Consolidating domestic and foreign subsidiaries of
                        PNC BANK, NATIONAL ASSOCIATION
                  of PITTSBURGH in the state of PENNSYLVANIA
                          at the close of business on
                              September 30, 1997
                       filed in response to call made by
                         Comptroller of the Currency,
                under title 12, United States Code, Section 161
                              Charter Number 540
               Comptroller of the Currency Northeastern District


                                 BALANCE SHEET

                                                                                                 Thousands
                                                                                                 of Dollars

                                                    ASSETS

Cash and balances due from depository institutions
   Noninterest-bearing balances and currency and coin...................................       $ 3,291,380
   Interest-Bearing Balances............................................................           122,778
Securities
   Held-to-maturity securities..........................................................                 0
   Available-for-sale securities........................................................         5,669,736
Federal funds sold and securities purchased under
   agreements to resell in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBFs:
   Federal funds sold and
   Securities purchased under agreements to resell......................................           869,038
Loans and lease financing receivables:
   Loans and leases, net of unearned income                         $44,571,048
   LESS:  Allowance for loan and lease losses                           812,830
   LESS:  Allocated transfer risk reserve                                     0
   Loans and leases, net of unearned income,
      allowance and reserve............................................................         43,758,218
Trading assets ........................................................................            134,154
Premises and fixed assets (including capitalized leases)...............................            716,561
Other real estate owned ...............................................................             50,869
Investments in unconsolidated subsidiaries and
   associated companies ...............................................................              3,679
Customers' liability to this bank on acceptances
   outstanding.........................................................................             50,248
Intangible assets .....................................................................          1,575,419
Other assets...........................................................................          1,406,879
                                                                                               -----------

   Total Assets........................................................................       $ 57,648,959
                                                                                               ===========

                                                  LIABILITIES

Deposits:
   In domestic offices.................................................................        $34,197,693
      Noninterest-bearing                                            $ 8,472,726
      Interest-bearing                                                25,724,967
   In foreign offices, Edge and Agreement subsidiaries,
      and IBFs.........................................................................          1,544,664
      Noninterest-bearing                                              $   6,571
      Interest-bearing                                                 1,538,093
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
      Federal funds purchased and
      Securities sold under agreements to repurchase...................................          2,156,756
Demand notes issued to U.S. Treasury...................................................            799,995
Trading Liabilities....................................................................            155,047
Other borrowed money
   With original maturity of one year or less..........................................         10,085,030
   With original maturity of more than one year through three years....................            882,274
   With original maturity of more than one year........................................          1,169,398
Bank's liability on acceptances executed and outstanding...............................             50,248
Subordinated notes and debentures .....................................................            645,953
Other liabilities......................................................................          1,080,158
                                                                                            --------------
Total liabilities......................................................................         52,767,216


                                                EQUITY CAPITAL

Perpetual preferred stock and related surplus..........................................                  0
Common Stock...........................................................................            218,919
Surplus. . . ..........................................................................          1,933,735
Undivided profits and capital reserves.................................................          2,760,127
Net unrealized holding gains (losses) on
   available-for-sale securities.......................................................           (31,038)
Cumulative foreign currency translation adjustments....................................                  0
Total equity capital...................................................................          4,881,743
                                                                                               -----------

Total liabilities and equity capital...................................................       $ 57,648,959
                                                                                               ===========